SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2011
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

References in this Report to “we,” “us,” “our” or the “company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its direct and indirect subsidiaries, including GFN North America Corp., a Delaware corporation, Pac-Van, Inc., an Indiana corporation, GFN Mobile Storage Inc., a Delaware corporation, GFN U.S. Australasia Holdings, Inc., a Delaware corporation, GFN Australasia Holdings Pty Limited, an Australian corporation (“GFNAH”), GFN Australasia Finance Pty Limited, an Australian corporation and subsidiary of GFNAH (“GFNAF”), RWA Holdings Pty Limited, an Australian corporation  and subsidiary of GFNAF. GFNAH and its subsidiaries are collectively referred to in this Report as “Royal Wolf.”

“AUS$” means the Australian Dollar.   “NZD$” means the New Zealand Dollar.

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Item 1.01	Entry Into a Material Definitive Agreement	1

Item 9.01	Financial Statements and Exhibits	1

EXHIBIT 10.1

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 4, 2011, Royal Wolf and Australia and New Zealand Banking Group Limited (“ANZ”) amended the ANZ senior credit facility to create a foreign currency dealing facility of A$1,500,000.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

Exhibit:

10.1
Letter of Offer executed on March 4, 2011 by Australia and New Zealand Banking Group Limited, GFN Australasia Holdings Pty Ltd., GFN Australasia Finance Pty Ltd., RWA Holdings Pty Ltd., Royal Wolf Trading Australia Pty Ltd. and Royal Wolf Hi-Tech Pty Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: March 7, 2011	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1
Letter of Offer executed on March 4, 2011 by Australia and New Zealand Banking Group Limited, GFN Australasia Holdings Pty Ltd., GFN Australasia Finance Pty Ltd., RWA Holdings Pty Ltd., Royal Wolf Trading Australia Pty Ltd. and Royal Wolf Hi-Tech Pty Ltd.Australasia Holdings Pty Ltd., GFN Australasia Finance Pty Ltd. and Australia and New Zealand Banking Group Limited

3